Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 18, 2014 relating to the financial statements, which appears in Phibro Animal Health Corporation's Annual Report on Form 10-K for the year ended June 30, 2014.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
September 18, 2014